EXHIBIT H


                       FORM OF MANAGEMENT RIGHTS AGREEMENT
                       -----------------------------------

                                            [Insert Date]


Hanaro Telecom, Inc.
726, Janghang-2dong
Ilsan-ku
Koyang, Korea 411-778


Dear [Insert]:

                  This letter agreement (this "Letter Agreement") is being executed and delivered to confirm agreements with respect to the purchase and ownership by [********] ("[********]") of [ ] common shares (all or any portion thereof, individually and collectively, the "Investment") of Hanaro Telecom, Inc. (the "Company") and certain management rights that the Company conferred upon [********] in connection with such Investment so that Investment may qualify as a "venture capital investment" within the meaning of the Department of Labor regulation Section 2510.3-101 (the "Plan Asset Regulation"). Except as provided in Section I(b) and Section II(b) hereof, the rights conferred under this Letter Agreement shall automatically terminate on the date [********] no longer owns, directly or indirectly, any portion of the Investment.

I.       Management Rights

                  (a) [********] shall have the following rights and entitlements:

                  (i) [********] shall be entitled, from time to time, to make proposals, recommendations and suggestions to the board of directors of the Company (the "Board of Directors") relating to the business and affairs of the Company and any subsidiary of the Company. The Board of Directors shall consider in good faith all proposals, recommendations and suggestions made by [********] pursuant to the foregoing sentence; provided, however, that nothing in this clause (a) shall obligate, or be deemed to obligate, the Board of Directors to adopt or implement any proposal, recommendation or suggestion made by or on behalf of [********].

                  (ii) The Company shall permit [********], at all reasonable times and at [********]'s expense, to discuss the business and affairs of the Company and its subsidiaries with the Board of Directors and its officers and independent accountants (or their equivalents); provided, in all cases, that:

                           (A) [********] shall give at least seven (7) business
                  days prior written notice to an officer of the Company identifying all person(s) with whom [********] wishes to have discussions and specifying in reasonable detail the nature of the information sought from such person(s) and the purpose(s) for which [********] wishes to obtain such information;

                           (B) During any discussion or at any meeting between
                  [********] and such person(s), [********] shall not inquire into matters not specified in such notice; and

                           (C) The Company shall have the right to have a
                  representative, in addition to the person(s) being made available, present during any such discussion or meeting.

                  (iii) The Company shall permit [********], at all reasonable times and at [********]'s expense, to examine such books, records, documents and other written information in the possession of the Company relating to the affairs of the Company and its subsidiaries as [********] may reasonably request; provided, in all cases, that [********] shall give at least seven (7) business days prior written notice to the Company describing in reasonable detail the books, records, documents and other written information which [********] wishes to examine and specifying the purpose(s) for which [********] wishes to make such examination.

                  (iv) The Company shall permit [********], at all reasonable times and at [********]'s expense, to visit and inspect the properties of the Company and its subsidiaries so long as such visitation and inspection do not unreasonably interfere with the business and operation of the Company; provided, in all cases, that [********] shall give at least seven (7) business days prior written notice to the Company describing in reasonable detail the properties which [********] wishes to inspect and specifying the purpose(s) for which [********] wishes to make such inspection.

                  (v) The Company shall inform [********] in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends or distributions, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to its certificate of incorporation or by-laws (or their equivalents) with respect to the Company or its subsidiaries, and provide [********] with the opportunity to consult with the Company with respect to such actions.

                  (vi) [********] shall have the right to have a representative present at all meetings of the Board of Directors.

                  (b) [********] hereby agrees that it will not request or otherwise seek to obtain any information pursuant to the foregoing provisions, and will not use (or permit to be used) any information obtained pursuant to the foregoing provisions, except for lawful purposes relating solely to [********]'s interest as investor. Without limitation of the foregoing, [********] hereby agrees that it will not use (or permit to be used) any information obtained in connection with the foregoing provisions in any manner which is unlawful or is adverse or detrimental to the Company. As a condition to exercising their examination and inspection rights under Sections I(a)(iii) and I(a)(iv) above, [********] shall be required to comply with the Company's normal requirements regarding health, safety, security and operational matters.

                  (c) [****] agrees that it will keep confidential and not disclose any confidential, proprietary or secret information which [****] may obtain from the Company, unless such information is or becomes known to [****] from a source other than the Company or is or becomes publicly known, or unless the Company gives its written consent to [****]'s release of such information, except that no such written consent shall be required (and [****] shall be free to release such information to such recipient) if such information is to be provided to the [****]'s counsel or accountant, or to an officer, director or partner of [****], provided that [****] shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.

                  (d) Any reference to "subsidiary" or "subsidiaries" hereunder shall exclude Dreamline Corporation and Hanaro Dream Co., Ltd.

2.       Miscellaneous

                  (a) Anything herein or elsewhere to the contrary notwithstanding, the rights and obligations of the Company and [********] under this agreement are subject to all applicable laws. Accordingly, [********] shall not be entitled to exercise or enforce any right purported to be conferred upon it by the provisions of this agreement and the Company shall not be required to perform any of its covenants contained in this agreement, in each case, if and to the extent the exercise or enforcement of such right or the performance of such obligation, as the case may be, would violate or constitute or result in a breach of (i) any law, statute (including, without limitation, antitrust laws), ordinance, rule or regulation or any injunction, restraining order or other court order or decree applicable to the Company or any of its directors, officers or employees (or their equivalents) or any pronouncement having the effect of law or (ii) any contract, lease, commitment, agreement or other instrument binding upon the Company.

                  (b) In the event that [********] transfers all or any portion of the Investment to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such transferee shall be afforded the same rights with respect to the Company afforded to [********] hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder; provided, however, that [********] shall promptly notify the Company of such transfer.

                  (c) This Letter Agreement and its validity, construction and performance shall be governed in all respects by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  (d) This Letter Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter.

                  To indicate your agreement of the foregoing, please sign and return the duplicate enclosed copy of this Letter Agreement to the undersigned.

                                              Very truly yours,

                                               [********]

                                               By: [********]

                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

HANARO TELECOM, INC.
By:
      -------------------------------
       Name:
       Title: